Exhibit 99.1

FOR IMMEDIATE RELEASE

For further information contact: James C. Hagan, President & CEO Leo R. Sagan, Jr., CFO 413-568-1911

Westfield Financial, Inc. Declares Regular and Special Dividends and Reports Results for the Quarter Ended March 31, 2010

Westfield, Massachusetts, April 28, 2010:  Westfield Financial, Inc. (the “Company”) (NASDAQ:WFD), the holding company for Westfield Bank (the “Bank”), reported net income of $1.4 million for the quarter ended March 31, 2010, compared to $1.2 million for the same period in 2009.  This represents earnings of $0.05 per basic and diluted share for the quarter ended March 31, 2010, compared to $0.04 per basic and diluted share for the same period in 2009.  The increase in earnings was primarily the result of a decrease in the provision for loan losses, partially offset by a decrease in net interest and dividend income and noninterest income.

The provision for loan losses was $500,000 for the three months ended March 31, 2010, compared to $1.2 million for the same period in 2009.  The larger provision for loan losses in the 2009 period was due to an increase in loan charge-offs, primarily pertaining to a manufacturing commercial loan relationship, and the continued weakening of the national and local economy.

Net interest income was $7.7 million for the three months ended March 31, 2010, compared to $8.0 million for the same period in 2009.  The net interest margin, on a tax-equivalent basis, was 2.81% for the three months ended March 31, 2010, compared to 3.17% for the same period in 2009.  The net interest margin was primarily impacted by Fannie Mae and Freddie Mac adopting new accounting standards for transfers of financial assets and the consolidation of variable interest entities as of January 1, 2010.  On February 10, 2010, Fannie Mae and Freddie Mac disclosed their intent to significantly increase their buy backs of seriously delinquent (120 days or more) loans from mortgage-backed security loan trusts.  According to these disclosures, buy backs are likely to be conducted over a period of a few months and if this occurs, it could impact the yield of Westfield Financial’s securities.

Fannie Mae and Freddie Mac did not provide delinquency information on specific mortgage-backed securities.  Management therefore analyzed our mortgage-backed securities to identify those with characteristics with a greater likelihood of containing delinquent loans.  As a result of such analysis, Westfield Financial sold Fannie Mae and Freddie Mac mortgage-backed securities totaling $45.9 million which resulted in a net gain of $379,000 in the first quarter of 2010.

Leo R. Sagan, Jr., Chief Financial Officer, stated, “Management conducts a prepurchase analysis on all securities and examines a number of prepayment scenarios to assess risk.  However, the policy change by Fannie Mae and Freddie Mac has resulted in unprecedented prepayment of principal for a short time period on certain securities.  We will continue to monitor the portfolio and will undertake steps that we deem appropriate.”

Chief Executive Officer Outlook and Commentary

James C. Hagan, Chief Executive Officer said, “While the slow economy and other outside forces, such as the Fannie Mae and Freddie Mac announcement, continue to challenge the banking industry, Westfield Financial continues to report positive earnings and maintains a strong level of capital.”  Mr. Hagan continued by commenting that “Westfield Financial continues to add new commercial loan relationships, which is consistent with our strategy.   However, because of the continued weakening of the local economy, commercial loan demand remains relatively low in our market area. Decreased use of existing lines of credit and normal pay downs exceeded new loan business and resulted in a decrease in our commercial loan portfolio.”

Exhibit 99.1

On the subject of deposit growth, Kevin O’Connor, Vice President, Retail Banking, who joined Westfield Financial in the first quarter of 2010 commented, “With a focus on core deposits, our goal is to coach employees to continually deepen existing customer relationships and leverage their customer service skills to attract new customers.”

Noninterest Income and Noninterest Expense

Noninterest income decreased $196,000 to $943,000 for the three months ended March 31, 2010, compared to $1.1 million for the same period in 2009.  Service charge and fee income decreased $217,000 to $492,000 for the three months ended March 31, 2010, compared to the same period in 2009.  This was primarily the result of a decrease of $147,000 in fees received from the third-party mortgage program.  In the 2009 period, Westfield Financial experienced a higher level of mortgage referrals due to a decrease in interest rates.  In the 2010 period, residential loan demand has moderated but of greater significance, Westfield Financial has begun to buy back more loans from the third-party mortgage company.  Westfield Financial forgoes receiving referral fee income on these loans but instead earns the interest income for the life of the loans.

For both the three months ended March 31, 2010 and 2009, noninterest expense was $6.4 million.  Salaries and benefits decreased $307,000 to $3.8 million for the three months ended March 31, 2010.  This was primarily the result of a decrease of $206,000 in share-based compensation.  The 2009 period included $167,000 in expense related to the acceleration of vesting for employees that reach retirement eligibility age.  The decrease in salaries and benefits was partially offset by a $243,000 increase in OREO expense.  This was primarily due to write downs on foreclosed properties of $227,000 for the three months ended March 31, 2010.

Balance Sheet Growth

Total assets increased $8.3 million to $1.2 billion at March 31, 2010.  Securities increased $30.4 million to $654.9 million at March 31, 2010 from $624.5 million at December 31, 2009.  The increase in securities was the result of reinvesting funds from deposits and pay downs of loans discussed below.

Net loans decreased by $9.2 million to $459.9 million at March 31, 2010 from $469.1 million at December 31, 2009.  This was the result of decreases in commercial and industrial loans and commercial real estate loans.  Commercial and industrial loans decreased $5.6 million to $139.4 million at March 31, 2010 from $145.0 million at December 31, 2009.  Commercial real estate loans decreased $3.6 million to $225.5 million at March 31, 2010 from $229.1 at December 31, 2009.

Total deposits increased $13.3 million to $661.3 million at March 31, 2010 from $648.0 million at December 31, 2009.  The increase in deposits was due to an increase in checking accounts, regular savings accounts and time deposits.  Checking accounts increased $6.6 million to $157.1 million.  The increases were primarily in noninterest-bearing checking accounts.  Regular savings accounts increased $4.8 million to $109.4 million, primarily due to an account which pays a higher interest rate than comparable products.  Time deposit accounts increased $3.8 million to $346.5 million at March 31, 2010.

Shareholders’ equity at March 31, 2010 and December 31, 2009 was $245.6 million and $247.3 million, respectively, which represented 20.5% of total assets as of March 31, 2010 and 20.8% of total assets as of December 31, 2009.  The change in shareholders’ equity was due to the repurchase of 236,814 shares of common stock for $1.9 million related to the stock repurchase plan and a dividend amounting to $1.4 million.  This was partially offset by net income of $1.4 million and $679,000 related to the accrual of share-based compensation.

As previously reported, the Board of Directors voted to authorize the commencement of a repurchase program on January 22, 2008 authorizing the Company to repurchase up to 3,194,000 shares, or ten percent of its outstanding shares of common stock.  At March 31, 2010, the Company had repurchased a total of 2,841,966 shares pursuant to this program.

Exhibit 99.1

Credit Quality

The allowance for loan losses was $7.6 million at both March 31, 2010 and at December 31, 2009.  This represents 1.62% of total loans at March 31, 2010 and 1.60% of total loans at December 31, 2009.  At these levels, the allowance for loan losses as a percentage of nonperforming loans was 176% at March 31, 2010 and 140% at December 31, 2009.

An analysis of the changes in the allowance for loan losses is as follows:

	Three Months Ended
	March 31,	December 31,	March 31,
	2010	2009	2009
	(In thousands)
Balance, beginning of period	$7,645	$7,857	$8,796
Provision	500	1,540	1,150
Charge-offs	(616)	(1,761)	(2,681)
Recoveries	22	9	11

Balance, end of period	$7,551	$7,645	$7,276

Nonperforming loans decreased $1.2 million to $4.3 million at March 31, 2010, compared to $5.5 million at December 31, 2009.  This represented 0.92% of total loans at March 31, 2010 and 1.15% of total loans at December 31, 2009.  Nonperforming loans are primarily made up of two commercial relationships totaling $3.9 million.

The decrease was mainly the result of charge offs of $616,000 in nonperforming loans primarily due to a single commercial relationship.  Westfield Financial set up a valuation allowance of $650,000 on a relationship of $2.9 million in 2009 and charged off $606,000 of this amount in the first quarter of 2010.  The remainder of the decrease in nonperforming loans primarily consisted of two residential mortgage loan relationships amounting to $524,000 that were transferred into foreclosure during the first quarter of 2010.  One mortgage loan relationship of $338,000 was sold during the first quarter of 2010, resulting in a gain of $7,000.

Loans delinquent 30 – 89 days increased $14.8 million to $16.8 million at March 31, 2010 from $2.0 million at December 31, 2009.  This was primarily due to a single commercial real estate relationship of $15.0 million in the hotel and lodging industry.  Severe winter storms along the eastern seaboard in the first quarter of 2010 curtailed business travel, and as a result, hotel occupancy was negatively impacted.  Management has assessed the value of the property and found it is sufficient to cover the loan and no impairment has been recorded for this relationship.  Management will continue to closely monitor this relationship.  There are no loans 90 or more days past due and still accruing interest.

Declaration of Regular and Special Dividends

James C. Hagan, Chief Executive Officer stated, “On April 27, 2010, the Board of Directors declared a regular cash dividend of $0.05 per share and a special cash dividend of $0.15 per share.  Both the regular and special dividends are payable on May 26, 2010 to all shareholders of record on May 12, 2010.”

The Bank is headquartered in Westfield, Massachusetts and operates through 11 banking offices in Agawam, East Longmeadow, Feeding Hills, Holyoke, Southwick, Springfield, West Springfield and Westfield, Massachusetts.  The Bank’s deposits are insured by the Federal Deposit Insurance Corporation.

Exhibit 99.1

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements contained in this press release, which speak only as of the date made. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2009 and in subsequent filings with the Securities and Exchange Commission.  In addition, the forward-looking statements included in this press release represent our views as of the date of this release. The Company and the Bank do not undertake and specifically decline any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Exhibit 99.1

 WESTFIELD FINANCIAL, INC. and SUBSIDIARIES
Consolidated Statements of Income and Other Data
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2010	2009
INTEREST AND DIVIDEND INCOME:
Loans	$6,167	$6,458
Securities	5,787	6,640
Interest-bearing deposits and other short-term investments	1	4
Total interest and dividend income	11,955	13,102

INTEREST EXPENSE:
Deposits	2,615	3,275
Short-term borrowings	63	98
Long-term debt	1,586	1,711
Total interest expense	4,264	5,084

Net interest and dividend income	7,691	8,018

PROVISION FOR LOAN LOSSES	500	1,150

Net interest and dividend income after provision for loan losses	7,191	6,868

NONINTEREST INCOME:
Total other-than-temporary impairment losses on debt securities	(1,071)	-
Portion of other-than-temporary impairment losses on debt securities recognized in accumulated other comprehensive loss	971	-
Net other-than-temporary impairment losses recognized in income	(100)	-
Service charges and fees	492	709
Income from bank-owned life insurance	358	351
Gain on sales of securities, net	186	87
Loss on disposal of premises and equipment, net	-	(8)
Gain on disposal of OREO	7	-
Total noninterest income	943	1,139

NONINTEREST EXPENSE:
Salaries and employees benefits	3,800	4,107
Occupancy	660	649
Professional fees	423	401
Data processing	485	437
OREO expense	243	-
FDIC insurance	163	157
Other	604	657
Total noninterest expense	6,378	6,408

INCOME BEFORE INCOME TAXES	1,756	1,599

INCOME TAXES	402	394
NET INCOME	$1,354	$1,205

Basic earnings per share	$0.05	$0.04

Weighted average shares outstanding	28,186,887	29,685,701

Diluted earnings per share	$0.05	$0.04

Weighted average diluted shares outstanding	28,439,241	29,970,633

Other Data:

Return on average assets (1)	0.46%	0.44%

Return on average equity (1)	2.23%	1.87%

(1)	Three month results have been annualized.

Exhibit 99.1

WESTFIELD FINANCIAL, INC. and SUBSIDIARIES
Consolidated Balance Sheets and Other Data
(Dollars in thousands, except per share data)
(Unaudited)

	March 31,	December 31,
	2010	2009
Cash and cash equivalents	$16,477	$28,719

Securities held to maturity, at cost	283,857	295,011
Securities available for sale, at fair value	360,676	319,121
Federal Home Loan Bank of Boston and other
restricted stock - at cost	10,339	10,339

Loans	467,435	476,794
Allowance for loan losses	7,551	7,645
Net loans	459,884	469,149

Bank-owned life insurance	38,238	37,880

Other real estate owned	977	1,662

Other assets	29,309	29,529

TOTAL ASSETS	$1,199,757	$1,191,410

Total deposits	$661,318	$647,975

Short-term borrowings	74,749	74,499
Long-term debt	209,876	213,845
Other liabilities	8,204	7,792

TOTAL LIABILITIES	954,147	944,111

TOTAL SHAREHOLDERS’ EQUITY	245,610	247,299

TOAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,199,757	$1,191,410

Book value per share	$8.30	$8.29

Other Data:

30 – 89 day delinquent loans	$16,841	$2,002

Nonperforming loans	4,279	5,470

Nonperforming loans as a percentage of total loans	0.92%	1.15%

Nonperforming assets as a percentage of total assets	0.44%	0.60%

Allowance for loan losses as a percentage of nonperforming loans	176.47%	139.76%

Allowance for loan losses as a percentage of total loans	1.62%	1.60%

Exhibit 99.1

	Three Months Ended March 31,
	2010				2009
	Average Balance	Interest	Average Yield/Cost		Average Balance	Interest	Average Yield/Cost
	(Dollars in thousands)
ASSETS:
Interest-earning assets:
Loans(1)(2)	$471,127	$6,199	5.26%		$474,669	$6,474	5.46%
Securities(2)	631,333	5,929	3.76		533,861	6,755	5.06
Short-term investments(3)	17,035	1	0.02		21,202	4	0.08
Total interest-earning assets	1,119,495	12,129	4.33		1,029,732	13,233	5.14
Total noninterest-earning assets	70,915				68,498

Total assets	$1,190,410				$1,098,230

LIABILITIES AND EQUITY:
Interest-bearing liabilities:
NOW accounts	$71,500	232	1.30		$56,644	249	1.76
Savings accounts	110,708	230	0.83		72,146	193	1.07
Money market deposit accounts	49,184	90	0.73		55,601	129	0.93
Time certificates of deposit	344,392	2,063	2.40		330,125	2,704	3.28
Total interest-bearing deposits	575,784	2,615			514,516	3,275
Short-term borrowings and long-term debt	280,019	1,649	2.36		235,232	1,809	3.08
Interest-bearing liabilities	855,803	4,264	1.99		749,748	5,084	2.71
Non-interest-bearing deposits	79,848				76,601
Other noninterest-bearing liabilities	8,101				10,966
Total noninterest-bearing liabilities	87,949				87,567

Total liabilities	943,752				837,315
Total equity	246,658				260,915
Total liabilities and equity	$1,190,410				$1,098,230
Less: Tax-equivalent adjustment(2)		(174)				(131)
Net interest and dividend income		$7,691				$8,018
Net interest rate spread(4)			2.34%				2.43%
Net interest margin(5)			2.81%				3.17%
Ratio of average interest-earning
assets to average interest-bearing liabilities			130.8	X			137.3	X

(1)	Loans, including non-accrual loans, are net of deferred loan origination costs and unadvanced funds.
(2)
Securities, loan income and net interest income are presented on a tax-equivalent basis using a tax rate of 34%.  The tax-equivalent adjustment is deducted from tax-equivalent net interest and dividend income to agree to the amount reported on the statements of income.

(3)	Short-term investments include federal funds sold.
(4)	Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(5)	Net interest margin represents tax-equivalent net interest and dividend income as a percentage of average interest-earning assets.